EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of j2 Global Communications, Inc. (the “Company”) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott M. Jarus, as President (principal executive officer) of the Company, and R. Scott Turicchi, as Chief Financial Officer (principal financial officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 25, 2005	By:	/s/ Scott M. Jarus
Scott M. Jarus President (Principal Executive Officer)

Dated: March 25, 2005	By:	/s/ R. Scott Turicchi
R. Scott Turicchi Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to j2 Global Communications, Inc. and will be retained by j2 Global Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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